                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 13, 2003

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)

          Delaware                        0-028176                        36-1433610
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer Identification No.)
      of Incorporation)

155 North Wacker Drive, Suite 500, Chicago, Illinois          60606
     (Address of Principal Executive Offices)              (Zip Code)

        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The Company has been named as one of 14 defendants in a lawsuit filed August 13, 2003 in the United States District Court for the Southern District of New York, styled Capital Factors, Inc. v. Cosmopolitan Gem Corp., et al., No. 03 Civ. 6097. The case is brought by Capital Factors, Inc. ("Capital"), which provided financing to defendant Cosmopolitan Gem Corp. ("Cosmopolitan"), an entity with which the Company has certain consignment and other commercial arrangements. The complaint alleges that Cosmopolitan defrauded Capital into advancing funds to Cosmopolitan by misrepresenting Cosmopolitan's finances and the profitability of its operations, and that the Company, along with other persons and entities, including other jewelry retailers, aided and abetted or participated in the alleged fraud. The complaint asserts against the Company claims under common law and the Racketeer Influenced and Corrupt Organizations Act ("RICO"). Capital seeks aggregate damages from the defendants of $30,000,000, with trebling under RICO, plus unspecified punitive damages. The Company intends to defend the lawsuit vigorously.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHITEHALL JEWELLERS, INC.
                                                  (Registrant)


                                            By:  /s/ JOHN R. DESJARDINS
                                                 -----------------------------
                                                    John R. Desjardins
                                                    Executive Vice President
                                                    and Secretary
Date:  August 26, 2003